      As filed with the Securities and Exchange Commission on November 26, 1997.
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549
                            -----------------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            -----------------------------
                                     GALAGEN INC.
              (Exact name of the Registrant as specified in its charter)
                Delaware                                  41-1719104
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)
                             4001 Lexington Avenue North
                            Arden Hills, Minnesota  55126
                                    (612) 481-2105
                  (Address and telephone number of the Registrant's
                             principal executive offices)

                                   Robert A. Hoerr
                        President and Chief Executive Officer
                                     GalaGen Inc.
                             4001 Lexington Avenue North
                            Arden Hills, Minnesota  55126
                                    (612) 481-2105
              (Name, address and telephone number of agent for service)

                            -----------------------------
                                       copy to:
                                     Kris Sharpe
                                 Faegre & Benson LLP
                                 2200 Norwest Center
                               90 South Seventh Street
                             Minneapolis, Minnesota 55402

                            -----------------------------


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /
                                                             -------------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                      ------------------------------------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                       AMOUNT TO           PROPOSED          PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES         BE           MAXIMUM OFFERING     AGGREGATE OFFERING      REGISTRATION
       TO BE REGISTERED                REGISTERED     PRICE PER SHARE(1)          PRICE(1)               FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value           1,129,062            $2.25              $2,540,389.50            $769.82
                                         Shares
-----------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                            -----------------------------

         The Registrant Hereby Amends This Registration Statement On Such Date Or Dates As May Be Necessary To Delay Its Effective Date Until The Registrant Shall File A Further Amendment Which Specifically States That This Registration Statement Shall Thereafter Become Effective In Accordance With Section 8(A) Of The Securities Act Of 1933 Or Until The Registration Statement Shall Become Effective On Such Date As The Commission, Acting Pursuant To Said Section 8(A), May Determine.

--------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED NOVEMBER 26, 1997



                                   1,129,062 SHARES


                                     GALAGEN INC.


                                     COMMON STOCK


         This Prospectus relates to shares of Common Stock of GalaGen Inc. (the "Company") that may be sold by the Selling Stockholders. See "Selling Stockholders." These shares may be obtained by the Selling Stockholders through the conversion of the Company's 6% Convertible Debentures due May 18, 1999 (the "Debentures") or the exercise of related Stock Purchase Warrants (the "Warrants"), which Debentures and Warrants were purchased pursuant to the 6% Convertible Debenture Purchase Agreement dated November 18, 1997 (the "Purchase Agreement"). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol "GGEN." On November 21, 1997, the last sale price for the Common Stock, as reported on the Nasdaq National Market was $2.25 per share. See "Price Range of Common Stock and Dividend Policy."

         The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than ____________, 1999) in one or more transactions on the Nasdaq National Market or otherwise, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such shares may also be sold pursuant to Rule 144 adopted under the Securities Act of 1933, as amended (the "Securities Act"), at such times as such sales are permitted pursuant to such Rule. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

                   The Date Of This Prospectus Is ___________, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at: http://www.sec.gov.

         This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company, and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 0-27976) pursuant to the Exchange Act are incorporated herein by reference:

         (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain portions of the Company's definitive proxy statement for the Company's 1997 Annual Meeting of Stockholders);

         (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

         (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 13, 1996;

         (iv)    all other documents filed by the Company pursuant to
    Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of an offering of the shares of Common Stock offered hereby by the Selling Stockholders.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein or in an accompanying Prospectus Supplement by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof or an accompanying Prospectus Supplement except as so modified or superseded.

         The Company will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits to such documents, unless those exhibits are specifically incorporated therein by reference). Requests should be directed to GalaGen Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota 55126, Attn: Secretary, telephone (612) 481-2169.

                                     THE COMPANY

         The Company is developing a portfolio of oral pharmaceutical products that target life threatening and emerging pathogens. The Company currently has three pharmaceutical polyclonal antibody products in development. Diffistat-G is being developed for the treatment and prevention of antibiotic-associated diarrhea. Candistat-G-TM- is an oral antibody product in early clinical development for the treatment of thrush or infection of the throat and oral cavity with the fungus Candida. PylorImune-G-TM- is in preclinical development with the Company's corporate partner, Chiron Corporation. The Company is utilizing its pharmaceutical and nutritional expertise to develop a portfolio of proprietary dietary supplements and medical foods.

         The Company is a Delaware corporation formed in 1992. Its executive offices are located at 4001 Lexington Avenue North, Arden Hills, Minnesota 55126, and its telephone number is (612) 481-2105.


                   PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Company's Common Stock has traded on the Nasdaq National Market under the symbol GGEN since the Company's initial public offering in March 1996. The following table sets forth, for the periods indicated, the reported high and low sale prices of the Common Stock on the Nasdaq National Market for the periods indicated, as reported by the Nasdaq National Market.

                                                              HIGH       LOW
                                                              ----       ---
    1996:
       First Quarter (from March 27, 1996) . . . . . .     $ 10.750   $ 10.000
       Second Quarter. . . . . . . . . . . . . . . . .       10.375      7.125
       Third Quarter . . . . . . . . . . . . . . . . .        7.500      3.813
       Fourth Quarter. . . . . . . . . . . . . . . . .        6.125      4.000

    1997:
       First Quarter . . . . . . . . . . . . . . . . .     $  4.625   $  1.750
       Second Quarter. . . . . . . . . . . . . . . . .        3.250      2.000
       Third Quarter . . . . . . . . . . . . . . . . .        2.750      2.000
       Fourth Quarter (through November 18, 1997). . .        2.250      1.500

         The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain earnings, if any, to finance future growth and therefore does not anticipate paying any cash dividends in the foreseeable future.

                                 SELLING STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 19, 1997 and as adjusted to reflect the sale of shares offered by this Prospectus by each Selling Stockholder (percentages are based on 7,229,965 shares outstanding on November 18, 1997).


                                SHARES OWNED                                 SHARES OWNED
                            PRIOR TO OFFERING (1)                          AFTER OFFERING(2)
                           ----------------------                        ---------------------
                                      PERCENT OF         SHARES                    PERCENT OF
NAME                       NUMBER     OUTSTANDING        OFFERED         NUMBER    OUTSTANDING
------------------------   -------    -----------        -------         ------    -----------
CPR (USA) Inc.             379,683       4.989           379,683            0            -

Libertyview Plus Fund      147,879       2.002           147,879            0            -

Libertyview Fund, LLC       36,969        *               36,969            0            -

-------------------

*   Less than 1%.

(1) Assumes full conversion of the Debentures held by the Selling Stockholders, at the Conversion Price set forth in the Purchase Agreement (82 1/2% of the lowest sale price of the Company's Common Stock on the Nasdaq National Market during the three trading days of November 14, 17 and 18, 1997), and subject to the limitation in the Purchase Agreement that no holder of a Debenture can convert such Debenture to the extent such holder would be deemed to beneficially own 4.99% or more of the then issued and outstanding Common Stock. Also assumes full exercise of the Warrants held by the Selling Stockholders.

(2) Assumes sale of all shares beneficially owned by the Selling Stockholders.

                                 PLAN OF DISTRIBUTION

         The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than ____________, 1999) in one or more transactions on the Nasdaq National Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such shares may also be sold pursuant to Rule 144 adopted under the Securities Act at such times as such sales are permitted pursuant to such Rule. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                                    LEGAL OPINIONS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota 55402.

                                       EXPERTS

The financial statements of GalaGen Inc. appearing in GalaGen Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses Of Issuance And Distribution

         Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder other than underwriting commissions and expenses, are estimated below.

         SEC registration fee. . . . . . . . .        $     770
         Nasdaq listing fee. . . . . . . . . .           17,500
         Legal services and expenses . . . . .            7,500
         Accounting services and expenses. . .            1,000
         Printing fees . . . . . . . . . . . .              500
         Miscellaneous . . . . . . . . . . . .              730
                                                      ----------
                   Total . . . . . . . . . . .        $  28,000
                                                       -----------
                                                       -----------

         Except for the SEC registration fee and the Nasdaq listing fee, all of the foregoing expenses have been estimated. The Selling Stockholders will bear fees and disbursements of their own legal counsel and transfer taxes. The Company will bear all other expenses.

Item 15. Indemnification Of Directors And Officers

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her services as a director or officer of the corporation, or his or her service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him or her ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides for the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

         The Restated Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit. The Company's Restated Certificate of Incorporation and Restated Bylaws provide for the broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

Item 16.      Exhibits

    Exhibit
    Number
    ------

    4.1       Restated Certificate of Incorporation of the Company
              (incorporated by reference to Exhibit 3.2 to the Company's
              Quarterly Report on Form 10-Q for the quarterly period ended
              June 30, 1996 (File No. 0-27976)).
    4.2       Restated Bylaws of the Company (incorporated by reference to
              Exhibit 3.4 to the Company's Registration Statement on Form S-1
              (Registration No. 333-1032)).
    4.3       Specimen Common Stock Certificate (incorporated by reference to
              Exhibit 4.1 to the Company's Registration Statement on Form S-1
              (Registration No. 333-1032)).
    4.4       6% Convertible Debenture Purchase Agreement dated November 18,
              1997 among the Company and the Purchasers named therein.
    4.5       Registration Rights Agreement dated November 18, 1997 among the
              Company and the Holders named therein.
    4.6       6% Convertible Debenture due May 18, 1999 issued to CPR (USA)
              Inc. dated November 18, 1997.
    4.7       6% Convertible Debenture due May 18, 1999 issued to Libertyview
              Plus Fund dated November 18, 1997.
    4.8       6% Convertible Debenture due May 18, 1999 issued to Libertyview
              Fund, LLC dated November 18, 1997.
    4.9       Stock Purchase Warrant issued to CPR (USA) Inc. dated
              November 18, 1997.
    4.10      Stock Purchase Warrant issued to Libertyview Plus Fund dated
              November 18, 1997.
    4.11      Stock Purchase Warrant issued to Libertyview Fund, LLC dated
              November 18, 1997.
    5         Opinion of Faegre & Benson LLP.
    23.1      Consent of Ernst & Young LLP.
    23.2      Consent of Faegre & Benson LLP (included in Exhibit 5).
    24        Powers of Attorney of directors and officers of the Company.

Item 17. Undertakings.

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement PROVIDED, HOWEVER, that paragraphs (1)(i) and
    (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills, State of Minnesota, on November 26, 1997.

                                  GALAGEN INC.
                                  (Registrant)


                                  By             ROBERT A HOERR*
                                    -------------------------------------------
                                       Robert A. Hoerr, M.D., Ph.D.
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 26, 1997 by the following persons in the capacities indicated:


    ROBERT A HOERR*               President and Chief Executive Officer
---------------------------       (Principal Executive Officer)
    Robert A. Hoerr

    /s/ GREGG A. WALDON           Vice President, Chief Financial Officer,
---------------------------       Secretary and Treasurer (Principal Financial
    Gregg A. Waldon               and Accounting Officer)


STANLEY FALKOW, PH.D.        )
ROBERT A. HOERR, M.D., PH.D. )
RONALD O. OSTBY              )    A majority of the Board of Directors*
R. DAVID SPRENG              )

-----------------------------

* Gregg A. Waldon, by signing his name hereto, does hereby sign this document on behalf off each of the above-named officers or directors pursuant to powers of attorney duly executed by such persons.


                                            /s/ GREGG A. WALDON
                               --------------------------------------------
                                            Gregg A. Waldon
                                            ATTORNEY-IN-FACT

                                    EXHIBIT INDEX



Exhibit                   Description                                                          Page
-------                   -----------                                                          ----
  4.1    Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on
         Form 10-Q for the quarterly period ended June 30, 1996 (File
         No. 0-27976)) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Incorporated By Reference

  4.2    Restated Bylaws of the Company (incorporated by reference to
         Exhibit 3.4 to the Company's Registration Statement on Form S-1
         (Registration No. 333-1032)). . . . . . . . . . . . . . . . . . . . . . .  Incorporated By Reference

  4.3    Specimen Common Stock Certificate (incorporated by reference to
         Exhibit 4.1 to the Company's Registration Statement on Form S-1
         (Registration No. 333-1032)). . . . . . . . . . . . . . . . . . . . . . .  Incorporated By Reference

  4.4    6% Convertible Debenture Purchase Agreement dated November 18,
         1997 among the Company and the Purchasers named therein . . . . . . . . .  Filed Electronically

  4.5    Registration Rights Agreement dated November 18, 1997 among the
         Company and the Holders named therein . . . . . . . . . . . . . . . . . .  Filed Electronically

  4.6    6% Convertible Debenture due May 18, 1999 issued to CPR (USA) Inc.
         dated November 18, 1997 . . . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

  4.7    6% Convertible Debenture due May 18, 1999 issued to Libertyview
         Plus Fund dated November 18, 1997 . . . . . . . . . . . . . . . . . . . .  Filed Electronically

  4.8    6% Convertible Debenture due May 18, 1999 issued to Libertyview
         Fund, LLC dated November 18, 1997 . . . . . . . . . . . . . . . . . . . .  Filed Electronically

  4.9    Stock Purchase Warrant issued to CPR (USA) Inc. dated November
         18, 1997. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

  4.10   Stock Purchase Warrant issued to Libertyview Plus Fund dated
         November 18, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

  4.11   Stock Purchase Warrant issued to Libertyview Fund, LLC dated
         November 18, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

  5      Opinion of Faegre & Benson LLP. . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

 23.1    Consent of Ernst & Young LLP. . . . . . . . . . . . . . . . . . . . . . .  Filed Electronically

 23.2    Consent of Faegre & Benson LLP (included in Exhibit 5). . . . . . . . . .  Filed Electronically

 24      Powers of Attorney of directors and officers of the Company . . . . . . .  Filed Electronically
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